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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 26, 2008, relating to the financial statements and financial highlights of Seligman Colorado Fund, Seligman Georgia Fund, Seligman Louisiana Fund, Seligman Maryland Fund, Seligman Massachusetts Fund, Seligman Michigan Fund, Seligman Missouri Fund, Seligman National Fund, Seligman Ohio Fund, Seligman Oregon Fund, and Seligman South Carolina Fund, portfolios comprising Seligman Municipal Fund Series, Inc., appearing in the Annual Report on Form N-CSR of Seligman Municipal Fund Series, Inc. for the year ended September 30, 2008, and to the references to us under the headings "General Information - Independent Registered Public Accounting Firm" in the Statement of Additional Information dated February 2, 2009, which is incorporated by reference in the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Registration Statement.


/s/ DELOITTE & TOUCHE LLP

New York, New York

April 13, 2009